Exhibit 10.2

AMENDMENT TO

HYATT HOTELS CORPORATION

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD AGREEMENTS

WHEREAS, Hyatt Hotels Corporation (the “Company”) has entered into certain Restricted Stock Unit Award Agreements pursuant to which the Company awarded to its non-employee directors the right to receive shares of common stock of the Company on the dates specified in such agreements (“RSU Agreements”);

WHEREAS, the Company desires to amend the RSU Agreements to clarify that the timing of the payment of Dividend Equivalent Rights under the RSU Agreements will comply with the terms of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, to the extent not defined herein, capitalized terms shall have the meaning ascribed to them in the RSU Agreements.

NOW, THEREFORE, the RSU Agreements are hereby amended effective as of January 1, 2009 to add the following to the end of the Section entitled “Dividend Equivalent Rights”:

“The aggregate amount of such Dividend Equivalents shall be held by the Company, without interest thereon, and paid to Participant in accordance with the terms of the Deferred Compensation Plan. Participant’s rights to Dividend Equivalents shall cease upon payment of the RSUs.”

In all other regards the RSU Agreements shall remain in full force and effect.

HYATT HOTELS CORPORATION

By:
Its:

Dated:                     , 2010